Contact:

William S. Jones
Executive Vice President
and Chief Administrative Officer
615/849-2272

CAVALRY BANCORP, INC. REPORTS
SECOND QUARTER EARNINGS

Murfreesboro, Tennessee—July 29, 2005—Cavalry Bancorp, Inc. (the “Company”) (Nasdaq NMS:CAVB) announced today second quarter and year-to-date consolidated earnings for its wholly-owned subsidiary Cavalry Banking (“Bank”) and the Company.

Net income increased from $1.2 million or $0.17 per share diluted for the quarter ended June 30, 2004 to $1.9 million or $0.25 per share diluted for the quarter ended June 30, 2005. Annualized return on average assets increased from 0.92% for the quarter ended June 30, 2004 to 1.28% for the quarter ended June 30, 2005. Annualized return on average equity increased from 8.48% for the quarter ended June 30, 2004 to 13.17% for the quarter ended June 30, 2005.

Net income increased from $2.2 million or $0.33 per share diluted for the six months ended June 30, 2004 to $4.1 million or $0.56 per share diluted for the six months ended June 30, 2005. Annualized return on average assets increased from 0.86% for the six months ended June 30, 2004 to 1.43% for the six months ended June 30, 2005. Annualized return on average equity increased from 7.94% for the six months ended June 30, 2004 to 14.83% for the six months ended June 30, 2005.

Earnings for the six months ending June 30, 2005 include a tax benefit of $427,000. This tax benefit resulted from the distribution of cash dividends to the participants of the Employee Stock Ownership Plan. Without this item, diluted earnings per share would have been $0.50 for the six month period.

Total assets of the Company increased from $578.7 million at December 31, 2004 to $604.7 million at June 30, 2005. Net loans receivable increased from $430.5 million at December 31, 2004 to $449.9 million at June 30, 2005. Deposits increased from $506.5 million at December 31, 2004 to $539.2 million at June 30, 2005.

Total assets of the Company increased from $523.6 million at June 30, 2004 to $604.7 million at June 30, 2005. Net loans receivable increased from $409.4 million at June 30, 2004 to $449.9 million at June 30, 2005. Deposits increased from $460.9 million at June 30, 2004 to $539.2 million at June 30, 2005.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain of these statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including the uncertainties inherent in the process of auditing and making end-of-year adjustments to a corporation’s financial statements. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

[Selected financial data follows]

Cavalry Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share data)

	June 30,	December 31,
Assets	2005	2004

Cash and cash equivalents	$79,331	$63,135
Time deposits with Federal Home Loan Bank	4,000	-
Investment securities available-for-sale, at fair value	29,927	42,183
Loans held for sale, at estimated fair value	1,019	2,501
Loans receivable, net of allowances for loan losses of $4,903 at June 30, 2005 and $4,863 at December 31, 2004	449,883	430,526
Accrued interest receivable	2,111	1,985
Office properties and equipment, net	17,531	17,607
Required investments in stock of the Federal Home Loan Bank and Federal Reserve Bank stock, at cost	3,286	3,125
Foreclosed assets	37	16
Bank owned life insurance	11,827	11,604
Goodwill	1,772	1,772
Other assets	3,932	4,216
Total assets	604,656	578,670

Liabilities

Liabilities:
Deposits:
Non-interest-bearing	$100,900	$81,719
Interest-bearing	438,272	424,815
	539,172	506,534
Advances from Federal Home Loan Bank of Cincinnati	2,807	2,835
Accrued expenses and other liabilities	5,807	15,468
Total liabilities	547,786	524,837

Shareholders' Equity

Preferred Stock, no par value Authorized - 250,000 shares; none issued or outstanding at June 30, 2005 and December 31, 2004	-	-
Common Stock, no par value Authorized- 49,750,000 shares; issued and outstanding 7,217,565 at June 30, 2005, and December 31, 2004
Retained earnings	37,691	34,598
Accumulated other comprehensive loss, net of tax	(175)	(119)

Total shareholders' equity	56,870	53,833

Total Liabilities and Shareholders' Equity	604,656	578,670

Cavalry Bancorp, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Interest income:

Loans	$6,890	5,572	$13,370	10,844
Investment securities:
Taxable	287	305	606	647
Non-taxable	26	31	51	38
Other	437	52	783	142

Total interest income	7,640	5,960	14,810	11,671

Interest expense - deposits	2,105	1,245	3,922	2,514
Interest expense - borrowings	24	24	48	48

Total interest expense	2,129	1,269	3,970	2,562

Net interest income	5,511	4,691	10,840	9,109

Provision for loan losses	50	75	111	176

Net interest income after provision for loan losses	5,461	4,616	10,729	8,933

Non-interest income:
Servicing income	53	47	104	93
Gain on sale of loans, net	316	816	664	1,402
Gain on sale of investment securities, net	-	12	-	78
Deposit servicing fees and charges	1,457	1,310	2,786	2,535
Trust service fees	310	274	561	566
Commissions and other non-banking fees	672	594	1,366	1,249
Other operating income	259	198	558	515

Total non-interest income	3,067	3,251	6,039	6,438

Non-interest expenses:
Salaries and employee benefits	3,228	3,659	6,399	7,232
Occupancy expense	313	329	598	655
Supplies, communications, and other office expenses	247	265	474	483
Advertising expense	129	165	219	316
Professional fees	175	210	334	398
Equipment and service bureau expense	943	845	1,837	1,661
Other operating expense	499	473	979	962

Total non-interest expense	5,534	5,946	10,840	11,707
Income before income tax expense	2,994	1,921	5,928	3,664

Income tax expense	1,139	754	1,825	1,481

Net income	$1,855	1,167	$4,103	2,183

Basic Earnings Per Share	$0.26	0.18	$0.57	0.34

Diluted Earnings Per Share	$0.25	0.17	$0.56	0.33

Weighted average shares outstanding - Basic	7,217,565	6,463,543	7,217,565	6,475,265

Weighted average shares outstanding - Diluted	7,328,557	6,691,848	7,327,353	6,713,153

Cavalry Bancorp, Inc.
Consolidated Financial
Highlights
(unaudited)
(dollars in thousands)

	June 30,	December 31,
	2005	2004	% Change

FINANCIAL CONDITION DATA:

Total assets	$604,656	578,670	4.49%
Loans receivable, net	449,883	430,526	4.50%
Loans held-for-sale	1,019	2,501	-59.26%
Investment securities available-for-sale	29,927	42,183	-29.05%
Cash and cash equivalents	79,331	63,135	25.65%
Deposits	539,172	506,534	6.44%
Borrowings	2,807	2,835	-0.99%
Shareholders' Equity	56,870	53,833	5.64%

	For the quarters ending			For the six months ending
	June 30,			June 30,
	2005	2004	% Change	2005	2004	% Change

OPERATING DATA:

Interest income	$7,640	5,960	28.19%	$14,810	11,671	26.90%
Interest expense	2,129	1,269	67.77%	3,970	2,562	54.96%

Net interest income	5,511	4,691	17.48%	10,840	9,109	19.00%
Provision for loan losses	50	75	-33.33%	111	176	-36.93%

Net interest income
after provision for loan losses	5,461	4,616	18.31%	10,729	8,933	20.11%

Gains from sale of loans	316	816	-61.27%	664	1,402	-52.64%
Other income	2,751	2,435	12.98%	5,375	5,036	6.73%
Other expenses	5,534	5,946	-6.93%	10,840	11,707	-7.41%

Income before income taxes	2,994	1,921	55.86%	5,928	3,664	61.79%
Income tax expense	1,139	754	51.06%	1,825	1,481	23.23%

Net income	$1,855	1,167	58.95%	$4,103	2,183	87.95%

	For the quarters ending		For the six months ending
	June 30,		June 30,
	2005	2004	2005	2004

KEY FINANCIAL RATIOS

Performance Ratios:
Return on average assets	1.28%	0.92%	1.43%	0.86%
Return on average shareholders' equity	13.17%	8.48%	14.83%	7.94%
Interest rate spread (tax equivalent basis)	3.80%	3.89%	3.81%	3.81%
Net interest margin (tax equivalent basis)	4.18%	4.13%	4.16%	4.03%
Average interest-earning assets to average interest-
bearing liabilities	123.64%	121.39%	123.01%	119.41%
Non-interest expense as a percent of average total assets	3.81%	4.68%	3.78%	4.62%
Efficiency ratio	64.51%	74.87%	64.22%	75.30%

Asset Quality Ratios:
Nonaccrual and 90 days or more past due loans as a
percent of total loans, net	0.23%	0.23%
Nonperforming assets as a percent of total assets	0.18%	0.18%
Allowance for loan losses as a percent of total loans receivable	1.09%	1.11%
Net charge-offs to average outstanding loans	0.01%	0.01%	0.02%	0.03%

	For the six months ending	Diluted EPS
	June 30, 2005	Impact
Reconcilation of Net Income to Net Income as Adjusted:

Net income	$4,103	$0.56

Adjustment:

Tax benefit of ESOP dividend paid to participants	(427)	(0.06)

Total adjustment	(427)	(0.06)

Net income as adjusted	$3,676	$0.50